EXHIBIT 4.3

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                                                   EXECUTION COPY

                  RIO HOTEL & CASINO, INC.,

                           Issuer

     9-1/2% Senior Subordinated Notes Due April 15, 2007


                    RIO PROPERTIES, INC.,

                          Guarantor
                    _____________________

                          INDENTURE

                Dated as of February 11, 1997

                    ____________________

             IBJ SCHRODER BANK & TRUST COMPANY,

                           Trustee

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                        TABLE OF CONTENTS

                                                           PAGE

                            ARTICLE 1

           Definitions and Incorporation by Reference

SECTION 1.01.   Definitions                                  1
SECTION 1.02.   Other Definitions                           21
SECTION 1.03.   Incorporation by Reference of Trust
                  Indenture Act                             22
SECTION 1.04.   Rules of Construction                       23


                            ARTICLE 2

                         The Securities

SECTION 2.01.   Form and Dating                             24
SECTION 2.02.   Execution and Authentication                26
SECTION 2.03.   Registrar and Paying Agent                  27
SECTION 2.04.   Paying Agent To Hold Money in Trust         28
SECTION 2.05.   Securityholder Lists                        28
SECTION 2.06.   Transfer and Exchange                       28
SECTION 2.07.   Replacement Securities                      34
SECTION 2.08.   Outstanding Securities                      35
SECTION 2.09.   Temporary Securities                        36
SECTION 2.10.   Cancellation                                37
SECTION 2.11.   Defaulted Interest                          37


                            ARTICLE 3

                           Redemption

SECTION 3.01.   Notices to Trustee                          37
SECTION 3.02.   Selection of Securities To Be Redeemed      38
SECTION 3.03.   Notice of Redemption                        38
SECTION 3.04.   Effect of Notice of Redemption              39
SECTION 3.05.   Deposit of Redemption Price                 39
SECTION 3.06.   Securities Redeemed in Part                 39

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                            ARTICLE 4

                            Covenants

SECTION 4.01.   Payment of Securities                       39
SECTION 4.02.   SEC Reports                                 40
SECTION 4.03.   Limitation on Indebtedness                  40
SECTION 4.04.   Limitation on Restricted Payments           42
SECTION 4.05.   Limitation on Restrictions on
                  Distributions from Restricted
                  Subsidiaries                              44
SECTION 4.06.   Limitation on Sales of Assets and
                  Subsidiary Stock                          46
SECTION 4.07.   Limitation Transactions with Affiliates     49
SECTION 4.08.   Change of Control                           50
SECTION 4.09.   Limitation on Layered Indebtedness          52
SECTION 4.10.   Compliance Certificate                      52
SECTION 4.11.   Further Instruments and Acts                52
SECTION 4.12.   Limitation on Liens                         52
SECTION 4.13.   Limitation on Issuance and Sale of
                  Capital Stock of Restricted
                  Subsidiaries                              52
SECTION 4.14.   Ownership of Guarantor                      53


                            ARTICLE 5

                        Successor Company

SECTION 5.01.   When Company May Merge or Transfer Assets   53


                            ARTICLE 6

                      Defaults and Remedies

SECTION 6.01.   Events of Default                           54
SECTION 6.02.   Acceleration                                56
SECTION 6.03.   Other Remedies                              57
SECTION 6.04.   Waiver of Past Defaults                     57
SECTION 6.05.   Control by Majority                         57
SECTION 6.06.   Limitation on Suits                         57
SECTION 6.07.   Rights of Holders to Receive Payment        58
SECTION 6.08.   Collection Suit by Trustee                  58
SECTION 6.09.   Trustee May File Proofs of Claim            58
SECTION 6.10.   Priorities                                  59
SECTION 6.11.   Undertaking for Costs                       59
SECTION 6.12.   Waiver of Stay or Extension Laws            59

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                            ARTICLE 7

                             Trustee

SECTION 7.01.   Duties of Trustee                           60
SECTION 7.02.   Rights of Trustee                           61
SECTION 7.03.   Individual Rights of Trustee                62
SECTION 7.04.   Trustee's Disclaimer                        62
SECTION 7.05.   Notice of Defaults                          62
SECTION 7.06.   Reports by Trustee to Holders               62
SECTION 7.07.   Compensation and Indemnity                  63
SECTION 7.08.   Replacement of Trustee                      63
SECTION 7.09.   Successor Trustee by Merger                 64
SECTION 7.10.   Eligibility; Disqualification               65
SECTION 7.11.   Preferential Collection of Claims Against
                  Company                                   65


                            ARTICLE 8

               Discharge of Indenture; Defeasance

SECTION 8.01.   Discharge of Liability on Securities;
                  Defeasance                                65
SECTION 8.02.   Conditions to Defeasance                    66
SECTION 8.03.   Application of Trust Money                  68
SECTION 8.04.   Repayment to Company                        68
SECTION 8.05.   Indemnity for Government Obligations        68
SECTION 8.06.   Reinstatement                               68


                            ARTICLE 9

                           Amendments

SECTION 9.01    Without Consent of Holders                  69
SECTION 9.02.   With Consent of Holders                     70
SECTION 9.03.   Compliance with Trust Indenture Act         71
SECTION 9.04.   Revocation and Effect of Consents and
                  Waivers                                   71
SECTION 9.05.   Notation on or Exchange of Securities       72
SECTION 9.06.   Trustee To Sign Amendments                  72
SECTION 9.07.   Payment for Consent                         72


                           ARTICLE 10

                          Subordination

SECTION 10.01.  Agreement To Subordinate                    73
SECTION 10.02.  Liquidation, Dissolution, Bankruptcy        73
SECTION 10.03.  Default on Senior Indebtedness              73

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SECTION 10.04.  Mandatory Redemption and Subordination      74
SECTION 10.05.  Acceleration of Payment of Securities       74
SECTION 10.06.  When Distribution Must Be Paid Over         74
SECTION 10.07.  Subrogation                                 75
SECTION 10.08.  Relative Rights                             75
SECTION 10.09.  Subordination May Not Be Impaired by
                  Company                                   75
SECTION 10.10.  Rights of Trustee and Paying Agent          75
SECTION 10.11.  Distribution or Notice to Representative    76
SECTION 10.12.  Article 10 Not To Prevent Events of
                  Default or Limit Right To Accelerate      76
SECTION 10.13.  Trust Moneys Not Subordinated               76
SECTION 10.14.  Trustee Entitled To Rely                    76
SECTION 10.15.  Trustee To Effectuate Subordination         77
SECTION 10.16.  Trustee Not Fiduciary for Holders of
                  Senior Indebtedness                       77
SECTION 10.17.  Reliance by Holders of Senior
                  Indebtedness on Subordination
                  Provisions                                77


                           ARTICLE 11
                      Subsidiary Guaranties
SECTION 11.01.  Rio Guarantee                               77
SECTION 11.02.  Agreement To Subordinate                    79
SECTION 11.03.  Liquidation, Dissolution, Bankruptcy        79
SECTION 11.04.  Default on Senior Indebtedness              79
SECTION 11.05.  Mandatory Redemption and Subordination      80
SECTION 11.06.  Acceleration of Payment of Securities       80
SECTION 11.07.  When Distribution Must Be Paid Over         81
SECTION 11.08.  Subrogation                                 81
SECTION 11.09.  Relative Rights                             81
SECTION 11.10.  Subordination May Not Be Impaired by the    81
                  Guarantor
SECTION 11.11.  Rights of Trustee and Paying Agent          81
SECTION 11.12.  Distribution or Notice to Representative    82
SECTION 11.13.  Article 11 Not To Prevent Events of
                  Default or Limit Right To Accelerate      82
SECTION 11.14.  Trust Moneys Not Subordinated               82
SECTION 11.15.  Trustee Entitled To Rely                    82
SECTION 11.16.  Trustee To Effectuate Subordination         83

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SECTION 11.17.  Trustee Not Fiduciary for Holders of
                  Senior Indebtedness of Guarantor          83
SECTION 11.18.  Reliance by Holders of Senior
                  Indebtedness of Guarantor on
                  Subordination Provisions                  83


                           ARTICLE 12
                          Miscellaneous
SECTION 12.01.  Trust Indenture Act Controls                84
SECTION 12.02.  Notices                                     84
SECTION 12.03.  Communication by Holders with Other
                  Holders                                   85
SECTION 12.04.  Certificate and Opinion as to Conditions
                  Precedent                                 85
SECTION 12.05.  Statements Required in Certificate or
                  Opinion                                   86
SECTION 12.06.  When Securities Disregarded                 86
SECTION 12.07.  Rules by Trustee, Paying Agent and
                  Registrar                                 86
SECTION 12.08.  Legal Holidays                              87
SECTION 12.09.  Governing Law                               87
SECTION 12.10.  No Recourse Against Others                  87
SECTION 12.11.  Successors                                  87
SECTION 12.12.  Multiple Originals                          87
SECTION 12.13.  Table of Contents; Headings                 87
SECTION 12.14.  Severability                                87


Exhibit A       Form of Initial Security
Exhibit B       Form of Exchange Security
Exhibit C       Form of Transfer Certificate for Transfer
                from Restricted Global Security or
                Restricted Security to Regulation S
                Global Security
Exhibit D       Form of Transfer Certificate for Transfer
                from Regulation S Global Security or
                Restricted Security to Restricted Global
                Security
Exhibit E       Form of Transfer Certificate for Transfer
                from Global Security or Restricted
                Security to Restricted Security
Exhibit F       Form of Accredited Investor Transferee
                Certificate

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                    CROSS-REFERENCE TABLE

             TIA                                 Indenture
           Section                               Section

          310(a)(1)                                7.10
             (a)(2)                                7.10
             (a)(3)                                N.A.
             (a)(4)                                N.A.
                (b)                                7.08; 7.10
                (c)                                N.A.
             311(a)                                7.11
                (b)                                7.11
                (c)                                N.A.
             312(a)                                2.05
                (b)                                12.03
                (c)                                12.03
             313(a)                                7.06
             (b)(1)                                N.A.
             (b)(2)                                7.06
                (c)                                12.02
                (d)                                7.06
              314(a)                               4.02;
                                                   4.10; 4.11;
                                                   12.02
                 (b)                               N.A.
              (c)(1)                               12.04
              (c)(2)                               12.04
              (c)(3)                               N.A.
                 (d)                               N.A.
                 (e)                               12.05
                 (f)                               4.11
              315(a)                               7.01
                 (b)                               7.05; 12.02
                 (c)                               7.01
                 (d)                               7.01
                 (e)                               6.11
316(a)(last sentence)                              12.06
           (a)(1)(A)                               6.05
           (a)(1)(B)                               6.04
              (a)(2)                               N.A.
                 (b)                               6.07
           317(a)(1)                               6.08
              (a)(2)                               6.09

                 (b)                               2.04
              318(a)                               12.01
                       N.A. means Not Applicable.


Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

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                                              EXECUTION COPY

                              INDENTURE dated as of February
               11, 1997, between RIO HOTEL & CASINO, INC., a Nevada corporation (the "Company"), RIO PROPERTIES, INC., a Nevada corporation (the "Guarantor") and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation (the "Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 9-1/2% Senior Subordinated Securities Due April 15, 2007 (the "Initial Notes") and if and when issued in exchange for the Initial Notes, the Company's 9-1/2% Senior Subordinated Securities Due April 15, 2007 (the "Exchange Notes" together with the Initial Notes, the "Securities"):

                         ARTICLE I

         Definitions and Incorporation by Reference

          SECTION 1.01.  Definitions.

          "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary, provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

          "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director or officer (a) of such specified Person, (b) of any subsidiary of such specified Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

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                                                        2

          "Asset Disposition" means any direct or indirect sale including a Sale/Leaseback Transaction, lease, transfer, conveyance or other disposition (or series of related sales, Sale/Leaseback Transactions, leases, transfers, conveyances or dispositions) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of property or assets at Fair Market Value in the ordinary course of business and consistent with past practices of the Company or any of its Restricted Subsidiaries, as applicable, (iii) a disposition with a Fair Market Value and a sale price of less than $10 million, and (iv) for purposes of Section 4.06 only, a disposition subject to the limitations set forth under
Section 4.04.

          "Attributable Indebtedness" means Indebtedness deemed to be incurred in respect of a Sale/Leaseback Transaction and shall be, at the date of determination, the greater of (i) the fair market value of the property subject to such Sale/Leaseback Transaction (as determined in good faith by the Board of Directors) or (ii) the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Average Life" means, as of the date of
determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

          "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement, as amended (or refinanced or replaced) from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or the Guarantor whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

          "Banks" has the meaning specified in the Credit
Agreement.

          "Board of Directors" means the Board of Directors of the Company or any committee thereof duty authorized to act on behalf of such Board.

          "Board Resolution" means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of the Company.

          "Business Day" shall mean any Monday, Tuesday,
Wednesday, Thursday or Friday which is not a Legal Holiday.

          "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity.

          "Casino" means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, vessel, barge, ship and equipment.

          "Change of Control" means the occurrence of any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or an underwriter engaged in a firm commitment underwriting in connection with a public offering of the Voting Stock of the Company, is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company; (ii) during any period of 12 consecutive months after the date of the Indenture, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or
(iii) the Company consolidates or merges with or into, or, directly or indirectly, sells all or substantially all of its assets to any person, other than a Wholly Owned Subsidiary or a Permitted Holder.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days (or at least 30 days if the Company's Report on Form 10-Q or 10-K for the most recent fiscal quarter or year, as the case may be, has been filed with the SEC) prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (a) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (b) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, or both, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period as if such Asset Disposition had occurred on the first day of such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Dispositions for such period as if such Asset Disposition had occurred on the first day of such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period a s if such Asset Disposition had occurred on the first day of such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (c) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and
(d) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (b) or (c) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and as further contemplated by the definition of pro forma. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months).

          "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, plus, to the extent not included in such interest expense, (i) interest expense attributable to capital leases, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expense, (v) accrued interest,
(vi) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vii) interest actually paid by the Company or any such Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (viii) net costs associated with Interest Rate Protection Agreements (including amortization of fees),
(ix) the interest portion of any deferred obligation, (x) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries and Redeemable Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary,
(xi) fees payable in connection with financings to the extent not included in (ii) above, including commitment, availability and similar fees and (xii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

          "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (a) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income, (ii) any net income (loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition, (iii) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (a) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall he included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause) and (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (iv) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person, (v) any extraordinary gain or loss and (vi) the cumulative effect of a change in accounting principles.

          "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days (or at least 30 days if the Company's Report on Form 10-Q or 10-K for the most recent fiscal quarter or year, as the case may be, has been filed with the SEC) prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less
(a) any accumulated deficit and (b) any amounts attributable to Disqualified Stock.

          "Credit Agreement" means the $200 million revolving credit agreement, as amended, between the Company and a syndicate of banks, and any extensions, revisions, refinancings or replacements thereof by a bank or a syndicate of banks.

          "Current Market Price" on any date means the arithmetic mean of the Quoted Price of the Securities for 20 consecutive trading days commencing 30 days before such date.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Depositary" shall mean the Depository Trust
Company, its nominees and their respective successors.

          "Designated Senior Indebtedness" means (i) the Company's Guarantee of the Bank Indebtedness and (ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend up to, at least
$25 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture and has been designated as "Designated Senior Indebtedness" for purposes of the Indenture in an Officers' Certificate received by the Trustee.

          "Designated Senior Indebtedness of Guarantor" means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness of Guarantor which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least
$25 million and is specifically designated by the Guarantor in the instrument evidencing or governing such Senior Indebtedness of Guarantor as "Designated Senior Indebtedness of Guarantor" for purposes of the Indenture and has been designated as "Designated Senior Indebtedness of Guarantor" for purposes of the Indenture in an Officers' Certificate received by the Trustee.

          "Disqualified Stock" of a Person means Redeemable Stock of such Person as to which the maturity, mandatory redemption, conversion or exchange or redemption at the option of the holder thereof occurs, or may occur, on or prior to the first anniversary of the Stated Maturity of the Securities.

          "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:
(i) income tax expense, (ii) Consolidated Interest Expense,
(iii) depreciation expense and (iv) amortization expense, in each case for such period.

          "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset; or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arms'-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP consistently applied.

          "Gaming Authority" means the Nevada Gaming
Commission, the Nevada State Gaming Control Board or any agency which has, or may at any time after the date of the Indenture have, jurisdiction over the gaming activities of the Company or any of its Subsidiaries or any successor to such authority.

          "Gaming Laws" means the gaming laws of a jurisdiction or jurisdictions to which the Company or any of its Subsidiaries is, or may at any time after the date of the Indenture be, subject.

          "Gaming License" means any license, permit, franchise or other authorization from any governmental authority required on the date of the Indenture or at any time thereafter to own, lease, operate or otherwise conduct the gaming business of the Company and its Subsidiaries, including all licenses granted under Gaming Laws and other
Legal Requirements.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantor" means Rio Properties, Inc.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. The terms "Incurred", "Incurrence" and
"Incurring" shall each have a correlative meaning.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication),

          (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

          (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, Securities or other similar instruments;

          (iii) all Capitalized Lease Obligations and
     Attributable Indebtedness of such Person;

          (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more that six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

          (v) all obligations of such Person in respect of letters of credit, banker's acceptances or other similar instruments or credit transactions (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iv) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

          (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

          (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and

          (ix) to the extent not otherwise included in this definition, obligations in respect of Interest Rate
     Protection Agreements.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the TIA that are deemed to be a part of and govern this instrument, and any such supplemental indenture, respectively.

          "Independent Director" means a director of the Company other than a director who is a party, or who is a director, officer, employee or Affiliate (or is related by blood or marriage to any such person) of a party, to the transaction in question, and who is, in fact, independent in respect of such transaction.

          "Interest Rate Protection Agreement" means, in respect of a Person, any interest rate swap agreement, interest rate option agreement, interest rate cap agreement, interest rate collar agreement, interest rate floor agreement or other similar agreement or arrangement.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and the limitations set forth in Section 4.04,
(i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer. In determining the amount of any Investment in respect of any property or assets other than cash, such property or asset shall be valued at its fair market value at the time of such Investment (unless otherwise specified in this definition), as determined in good faith by the Board of Directors, whose determination shall be evidenced by a Board Resolution.

          "Issue Date" means the date on which the Securities are originally issued.

          "Legal Requirements" means all laws, statutes and ordinances and all rules, orders, rulings, regulations, directives, decrees, injunctions and requirements of all governmental authorities, that are now or may hereafter be in existence, and that may be applicable to the Company or any Subsidiary or Affiliate thereof or the Trustee
(including building codes, zoning and environmental laws, regulations and ordinances and Gaming Laws), as modified by any variances, special use permits, waivers, exceptions or other exemptions which may from time to time be applicable.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) or any Sale/Leaseback
Transaction.

          "Net Available Cash" from an Asset Disposition or Event of Loss means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a security or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition or Event of Loss, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset
Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition or Event of Loss and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

          "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Non-Recourse Indebtedness" means Indebtedness of a Person to the extent that under the terms thereof or pursuant to applicable law (i) no personal recourse shall be had against such Person for the payment of the principal of or interest or premium, if any, on such Indebtedness, and
(ii) enforcement of obligations on such Indebtedness is limited only to recourse against interests in Property and assets purchased with the proceeds of the Incurrence of such Indebtedness and as to which neither the Company nor any of its Restricted Subsidiaries provides any credit support or is liable.

          "Officer" means the Chairman of the Board, the President, the Treasurer or the Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "pari passu", as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, means that each such Indebtedness either
(i) is not subordinate in right of payment to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and is so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

          "Permitted FF&E Financing" means Indebtedness which is Non-Recourse Indebtedness to the Company or any of its Restricted Subsidiaries or any of their properties that is Incurred to finance the acquisition or lease after the date of the Indenture of newly acquired or leased furniture, fixtures or equipment ("FF&E") used directly in the operation of any casino hotel owned or leased by the Company or its Restricted Subsidiaries and secured by a Lien on such FF&E (which Lien, subject to certain limitations, shall be the only Permitted Lien with respect to such FF&E).

          "Permitted Holders" means Anthony A. Marnell II, James A. Barrett, Jr., their estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustee of any bona fide trust of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) voting securities representing at least
66 2/3% of the total voting power of all classes of Capital Stock of such Person (exclusive of any matters as to which class voting rights exist).

          "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company;
(ii) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;
(iii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary, provided, however, that such Person's primary business is a Related Business;
(iv) Temporary Cash Investments; (v) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (vi) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vii) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be; and (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments.

          "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings, or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting an appeal or other proceedings for review; (c) Liens for property taxes not yet due or payable or subject to penalties for non-payment and which are being contested in good faith by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens existing on the date of the Indenture;
(g) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary; (h) Liens on property at the time the Company or a Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary; (i) Liens securing an Interest Rate Protection Agreement so long as the related Indebtedness is permitted to be incurred under the Indenture, (j) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g), (h) and (k); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien
(plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (g),
(h) or (k) at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (k) Liens securing Permitted FF&E Financings.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

          "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation in accordance with Article 11 of Regulation S-X promulgated under the Securities Act (to the extent applicable), as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

          "Quoted Price" means for any day the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which the Securities are listed or admitted to trading, or if the Securities are not so listed or admitted to trading, but are traded in the over the counter market, the closing sale price of the Securities or, in case no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

          "Redeemable Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness (other than Preferred Stock) or

Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part.

          "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced and
(iv) if the Indebtedness of the Company or a Restricted Subsidiary being refinanced is subordinated to other Indebtedness of the Company or a Restricted Subsidiary in any respect, such Refinancing Indebtedness is subordinated at least to the same extent, provided further, however, that Refinancing Indebtedness shall not include (a) Indebtedness of a Subsidiary that refinances Indebtedness of the Company or (b) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

          "Registered Exchange Offer" shall have the meaning set forth in the Registration Agreement.

          "Registration Agreement" means the Registration
Agreement dated February 4, 1997, between the Company and the Initial Purchasers.

          "Related Business" means the gaming business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the date of the Indenture and any and all reasonably related businesses necessary for, in support or anticipation of and ancillary to or in preparation for, the gaming business including, without limitation, the development, expansion or operation of any Casino (including any land-based, dockside, riverboat or other type of Casino), owned, or to be owned, by the Company or one of its Subsidiaries.

          "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness or Senior Indebtedness of Guarantor, as the case may be.

          "Restricted Subsidiary" means (i) Rio Properties,
Inc. and (ii) any other Subsidiary of the Company that is not an Unrestricted Subsidiary.

          "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted
Subsidiary leases it from such Person.

          "SEC" means the Securities and Exchange
Commission.

          "Senior Indebtedness" means (i) the Company's Guarantee of the Bank Indebtedness and (ii) all other Indebtedness of the Company including interest thereon, whether outstanding on the date of the Indenture or thereafter issued, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include (a) any obligation of the Company to any Subsidiary, (b) any liability for Federal, state, local or other taxes owed or owing by the Company, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness, Guarantee or obligation of the Company which is subordinate or junior in any respect to any other Indebtedness, Guarantee or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations,
(e) any obligations with respect to any Capital Stock or
(f) any Indebtedness Incurred in violation of the Indenture.

          "Senior Indebtedness of Guarantor" means (i) the Bank Indebtedness and (ii) all other Indebtedness of the Guarantor including interest thereon, whether outstanding on the date of the Indenture or thereafter issued, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such Indebtedness shall not include (a) any obligation of the Guarantor to any Subsidiary, (b) any liability for Federal, state, local or other taxes owed or owing by the Guarantor,
(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness, Guarantee or obligation of the Guarantor which is subordinate or junior in any respect to any other Indebtedness, Guarantee or obligation of the Guarantor, including Senior Subordinated Indebtedness of Guarantor and any Subordinated Obligations, (e) any obligations with respect to any Capital Stock or (f) any Indebtedness Incurred in violation of the Indenture.

          "Senior Subordinated Indebtedness" means the
Securities, $100 million in aggregate principal amount of the Company's outstanding 10 5/8% Senior Subordinated Notes due 2005 (the "10 5/8% Notes") and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities and is not subordinated by its terms to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

          "Senior Subordinated Indebtedness of Guarantor" means the Rio Guarantee, the Guarantor's Guarantee of the 10 5/8% Notes and any other Indebtedness of the Guarantor that specifically provides that such Indebtedness is to rank pari passu with the Rio Guarantee and is not subordinated by its terms to any Indebtedness or other obligation of the Guarantor which is not Senior Indebtedness of Guarantor.

          "Shelf Registration Statement" shall have the meaning set forth in the Registration Agreement.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "Subordinated Obligation" means (i) any
Indebtedness of the Company (whether outstanding on the date of the Indenture or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or (ii) any Indebtedness of the Guarantor (whether outstanding on the date of the Indenture or thereafter Incurred) which is subordinate or junior in right of payment to the Rio Guarantee.

          "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

          "Temporary Cash Investments" means any of the following: (i) investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof,
(ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's Investors Service, Inc. or Standard and Poor's Corporation (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, and (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or " A- 1" (or higher) according to Standard and Poor's Corporation.

          " TIA" means the Trust Indenture Act of 1939
(15 U.S.C. Secs. 77aaa-77bbbb) as in effect on the date of this Indenture, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as may be amended from time to time.

          "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business of such Person in connection with the acquisition of goods or services.

          "Trustee" means the party named as such in the Indenture until a successor replaces it in accordance with the provisions of the Indenture and, thereafter, means the successor.

          "Trust Officer" means the Chairman of the Board, the President or any, other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Uniform Commercial Code" means the New York
Uniform Commercial Code as in effect from time to time.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (a) the Subsidiary to be so designated has total assets of $1,000 or less or (b) if such Subsidiary has assets greater than $1,000, then such designation would be permitted under Section 4.04 hereof as a "Restricted Payment". The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving pro forma effect to such designation (1) the Company could incur $1.00 of additional Indebtedness if it complies with the Consolidated Coverage Ratio limitations in Section 4.03 hereof and (2) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing provisions.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

          "Wholly Owned Subsidiary" means a Restricted
Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

          SECTION 1.02. Other Definitions.

                  Term                       Defined in
                                               Section

"Affiliate Transaction"                      4.07

"Agent Members"                              2.01(b)
"Allocable Excess Proceeds"                  4.06(b)
"Bankruptcy Law"                             6.01
"Blockage Notice"                            10.03
"CEDEL"                                      2.01(a)
"covenant defeasance option"                 8.01(b)
"Custodian"                                  6.01
"Euroclear"                                  2.01(a)
"Event of Default"                           6.01
"Excess Proceeds"                            4.06(a)
"Global Securities"                          2.01(b)
"Guarantor Blockage Notice"                  11.04
"Guarantor Payment Blockage Period"          11.04
"Initial Purchasers"                         2.01(a)
"legal defeasance option"                    8.01(b)
"Legal Holiday"                              12.08
"Non-Global Purchasers"                      2.01(c)
"Offer"                                      4.06
"Offer Period"                               4.06
"pay the Securities"                         10.03
"Paying Agent"                               2.03
"Payment Blockage Period"                    10.03
"Purchase Agreement"                         2.01(a)
"Purchase Date"                              4.06
"Registrar"                                  2.03
"Regulation S"                               2.01(a)
"Regulation S Global Securities"             2.01(a)
"Reports"                                    4.06
"Restricted Global Securities"               2.01(a)
"Restricted Payment"                         4.04
"Restricted Securities"                      2.01(c)
"Rio Guarantee"                              11.01
"Rule 144A"                                  2.01(a)
"Successor Company"                          5.01
"10 5/8% Notes"                              1.01


          SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a
Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04.  Rules of Construction.  Unless the
context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without
     limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness; and

                                                        24
        (8) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

                            ARTICLE 2

                        The Securities

          SECTION 2.01. Form and Dating. The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A and Exhibit B to the Trustee in writing. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture,

          (a) Global Securities. The Initial Notes are being offered and sold by the Company pursuant to a Purchase
Agreement, dated February 4, 1997, among the Company,
Salomon Brothers Inc and BancAmerica Securities, Inc. (the
"Initial Purchasers") (the "Purchase Agreement").

          Initial Notes offered and sold in reliance on Regulation S under the Securities Act ("Regulation S"), as provided in the Purchase Agreement, shall be issued initially in the form of a single, permanent global Security in definitive, fully registered form without interest coupons with the Global Securities Legend and Restricted Securities Legend set forth in Exhibit A hereto (the "Regulation S Global Security") which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, at its New York office, as custodian, for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of the Euroclear System ("Euroclear") or Centrale de Livraison de Valeurs Mobileres S.A. ("CEDEL"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Regulation S Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, as hereinafter provided.

          Initial Notes offered and sold to QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") as provided in the Purchase Agreement, shall be issued initially in the form of a single, permanent global Security in definitive, fully registered form without interest coupons with the Global Securities Legend and Restricted Securities Legend set forth in Exhibit A hereto (the "Restricted Global Security"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

          (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to the Regulation S Global Security and the Restricted Global Security (the "Global Securities") deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver initially one or more Global Securities that
(a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (c) Certificated Securities. Except as provided in Section 2.09, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities. Purchasers of Initial Notes who are not QIBs and did not purchase Initial Notes sold in reliance on Regulation S under the Securities Act (referred to herein as the "Non-Global Purchasers") will receive certificated Initial Notes bearing the Restricted Securities Legend set forth in Exhibit A hereto ("Restricted Securities"); provided, however, that upon transfer of such certificated Initial Notes to a QIB or in accordance with Regulation S, such certificated Initial Notes will, unless the relevant Global Security has previously been exchanged, be exchanged for an interest in a Global Security pursuant to the provisions of Section 2.06 hereof. Restricted Securities will bear the Restricted Securities Legend set forth on Exhibit A unless removed in accordance with
Section 2.06(b) hereof.

          After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement with respect to the Initial Notes, all requirements pertaining to legends on such Initial Note will cease to apply, the requirements requiring any such Initial Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note without legends will be available to the Holder of such Initial Notes. Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements that Initial Notes issued to certain Holders be issued in global form will cease to apply and (i) certificated Initial Notes with the Restricted Securities Legend set forth in Exhibit A hereto will be available to Holders of such Initial Notes that do not exchange their Initial Notes, and (ii) Exchange Notes in certificated form will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

          SECTION 2.02.  Execution and Authentication.  Two
Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence, and the only evidence, that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate and deliver
(1) Initial Notes for original issue in an aggregate principal amount of $125,000,000, and (2) Exchange Notes for issue only in a Registered Exchange Offer, pursuant to the Registration Agreement, for Initial Notes for a like principal amount of Initial Notes in each case, upon a written order of the Company signed by two Officers. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, whether the Securities are to be Initial Notes or Exchange Notes and shall further provide instructions concerning registration, amounts for each Holder and delivery. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate
Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.03.  Registrar and Paying Agent.  The
Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where
Securities may be presented for payment (the "Paying
Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

          The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

          SECTION 2.04.  Paying Agent To Hold Money in
Trust. At least one Business Day prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.06.  Transfer and Exchange.  The
Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(l) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and, upon receipt of an Officer's Certificate, the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require that a Securityholder requesting a transfer or exchange pay a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

          Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (a) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with
Section 2.01(b) and this Section 2.06(a); provided, however, that beneficial interests in a Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend and under the heading "Notice to Investors" in the Offering Memorandum dated February 4, 1997.

          (i)  Subject to clauses (ii) through (v) of this
     Section 2.06(a), transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

          (ii) Restricted Global Security to Regulation S Global Security. If a holder of a beneficial interest in the Restricted Global Security deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to exchange its interest in such Restricted Global Security for an interest in the Regulation S Global Security, or to transfer its interest in such Restricted Global Security to a Person who is required to take delivery thereof in the form of an interest in the Regulation S Global Security, such holder may, subject to the rules and procedures of the Depositary, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Security. Upon receipt by the Trustee, as Registrar, at its office in The City of New York of (1) instructions given in accordance with the Depositary's procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global

        Security in an amount equal to the beneficial interest in the Restricted Global Security to be exchanged, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or CEDEL account to be credited with such increase,
        (3) in the case of a transfer, a certificate in the form of Exhibit C attached hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities and
        (A) pursuant to and in accordance with Regulation S,
        (B) that the Security being transferred is not a "restricted security" as defined in Rule 144 under the Securities
        Act, or (C) stating that the Person transferring such interest reasonably believes that the Person acquiring such interest in the Regulation S Global Security is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and
        (4) such opinion of counsel as the Trustee may reasonably request to ensure that the requested transfer or exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the principal amount of the Restricted Global Security and to increase or cause to be increased the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Restricted Global Security to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the principal amount of the Restricted Global Security, and to debit or cause to be debited from the account of the Person making such exchange or transfer the beneficial interest in the Restricted
        Global Security that is being exchanged or transferred.

                (iii)     Regulation S Global Security to
        Restricted Global Security. If a holder of a beneficial interest in the Regulation S Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Regulation S Global Security to a Person who is required to take delivery thereof in the form of an interest in the Restricted Global Security, such holder may, subject to the rules and procedures of Euroclear or CEDEL, as the case may be, and the Depositary, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Restricted Global Security. Upon receipt by the Trustee, as Registrar, at its office in The City of New York of (1) instructions from Euroclear or CEDEL, if applicable, and the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the

        Restricted Global Security equal to the beneficial interest in the Regulation S Global Security to be exchanged, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary, (3) a certificate in the form of Exhibit D attached hereto given by the holder of such beneficial interest and stating that the Person transferring such interest in the Regulation S Global Security reasonably believes that the Person acquiring such interest in the Restricted Global Security is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and (4) such opinion of counsel as the Trustee may reasonably request to ensure that the requested transfer or exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities
        Act, then Euroclear or CEDEL or the Trustee, as Registrar, as the case may be, will instruct the Depositary to reduce or cause to be reduced the Regulation S Global Security and to increase or cause to be increased the principal amount of the Restricted Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be exchanged, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted lobal Security equal to the reduction in the principal amount of the Regulation S Global Security and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Security that is being transferred.

          (iv) Global Security to Restricted Security. If a holder of a beneficial interest in a Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Global Security to a Person who is required to take delivery thereof in the form of a Restricted Security, such holder may, subject to the rules and procedures of Euroclear or CEDEL, if applicable, and the Depositary, cause the exchange of such interest for one or more Restricted Securities of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its office in The City of New York of (1) instructions from Euroclear or CEDEL, if applicable, and the Depositary directing the Trustee, as Registrar, to authenticate and deliver one or more Restricted Securities of the same aggregate principal amount as the beneficial interest in the Global
        Security to be exchanged, such instructions to contain the name or names of the designated transferee or ransferees, the authorized denomination or denominations of the Restricted Securities to be so issued and appropriate delivery instructions, (2) a certificate in the form of Exhibit E attached hereto given by the holder of such beneficial interest and stating that the Person transferring such interest in such Global Security reasonably believes that the Person acquiring the Restricted Securities for which such interest is being exchanged is an institutional "accredited investor" (as defined in Rule 501(a)(1),
        (2), (3) or (7) of Regulation D under the Securities
        Act) and is acquiring such Restricted Securities having an aggregate principal amount of not less than $100,000 for its own account or for one or more accounts as to which the transferee exercises sole investment discretion,
        (3) a certificate in the form of Exhibit F attached hereto given by the Person acquiring the Restricted Securities for which such interest is being exchanged, to the effect set forth therein, and (4) such other certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then Euroclear or CEDEL, if applicable, or the Trustee, as Registrar, as the case may be, will instruct the Depositary to reduce or cause to be reduced such Global Security by the aggregate principal amount of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Global Security that is being transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Securities of the same aggregate principal amount in accordance with the instructions referred to above.

          (v) Restricted Security to Global Security. If a holder of a Restricted Security wishes at any time to transfer such Restricted Security to a Person who is required to take delivery thereof in the form of an interest in a Global Security, such holder may, subject to the rules and procedures of Euroclear or CEDEL, if applicable, and the Depositary, cause the exchange of such Restricted Security for an equivalent beneficial interest in the appropriate Global Security. Upon receipt by the Trustee, as Registrar, at its office in The City of New York of (1) such Restricted Security, duly endorsed as provided herein, (2) instructions from such holder directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the applicable Global Security equal to the principal amount of the Restricted Security to be exchanged, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase, (3) a certificate in the form of Exhibit C attached hereto (in the event that the applicable Global Security is the Regulation S Global Security) or in the form of Exhibit D attached hereto (in the event that the applicable Global Security is the Restricted Global Security), and (4) such opinion of counsel as the Trustee may reasonably request to ensure that the requested transfer or exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act then the Trustee, as Registrar, shall cancel or cause to be cancelled such Restricted Security and shall instruct the Depositary to increase or cause to be increased such Global Security by the aggregate principal amount of the beneficial interest in the Restricted Security to be exchanged and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Global Security equal to the principal amount of the Restricted Security so cancelled.


                  (vi) Restricted Security to Restricted Security. If a holder of a Restricted Security wishes at any time to transfer such Restricted Security to a Person who is required to take delivery thereof in the form of a Restricted Security, such holder may, subject to the restrictions on transfer set forth herein and in such Restricted Security, cause the exchange of such Restricted Security for one or more Restricted
        Securities of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its office in The City of New York of (1) such Restricted Security, duly endorsed as provided herein,
        (2) instructions from such holder directing the Trustee, as Registrar, to authenticate and deliver one or more Restricted Securities of the same aggregate principal amount as the Restricted Security to be exchanged, such instructions to contain the name or authorized denomination or denominations of the Restricted Securities to be so issued and appropriate delivery instructions, (3) a certificate from the holder of the Restricted Security to be exchanged in the form of Exhibit E attached hereto, (4) a certificate in the form of Exhibit F attached hereto given by the Person acquiring the Restricted Securities for which such interest is being exchanged, to the effect set forth therein, and (5) such other certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, shall cancel or cause to be cancelled such Restricted Security and concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Securities of the same aggregate principal amount, in accordance with the instructions referred to above.

          (vii)     Other Exchanges.  In the event that a
        Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.09, prior to the consummation of a Registered Exchange
        Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) through (v) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                (viii)    Restricted Period.  Prior to the
        termination of the "restricted period" (as defined in Regulation S under the Securities Act) with respect to the issuance of the Initial Notes, transfers of interests in the Regulation S Global Security to "U.S. persons" (as defined in Regulation S under the Securities Act) shall be limited to transfers made pursuant to the provisions of Section 2.06(a)(iii). The Company shall provide an Officer's Certificate advising the Trustee as to the termination of the restricted period and the Trustee may rely conclusively thereon.

        (b)  Except in connection with a Registered Exchange
Offer or a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Agreement, if Initial Notes are issued upon the transfer, exchange or replacement of Initial Notes bearing the Restricted Securities Legend set forth in Exhibit A hereto, or if a request is made to remove such Restricted Securities Legend on Initial Notes, the Initial Notes so issued shall bear the Restricted Securities Legend, or the Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Company or the Trustee such satisfactory evidence, including an Opinion of Counsel, as may be reasonably required by the Company or the Trustee, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation
S under the Securities Act or, with respect to Restricted Securities, that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, upon receipt of a written order from the Company in accordance with Section 2.02, shall authenticate and deliver Initial Notes that do not bear the legend.

                (c) The Trustee shall have no responsibility for any actions taken or not taken by the Depositary.

          SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security (including without limitation temporary securities issued in accordance with Section 2.09, if any) claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, upon written order of the Company signed by two Officers, shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee or the Company. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced.
The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company.

                SECTION 2.08.  Outstanding Securities.
Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                If a Security is replaced pursuant to Section
2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced
Security is held by a bona fide purchaser.

                If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                In determining whether the Holders of the required principal amount of Securities have concurred in any direction or consent or any amendment, modification or other change to the Indenture, Securities owned by the Company or by an Affiliate of the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to the Indenture, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or an Affiliate of the Company.

                SECTION 2.09.  Temporary Securities.  (a)
Until definitive Securities are ready for delivery, the Company may prepare and, upon receipt of a written order of the Company signed by two Officers, the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                (b)  A Global Security deposited with the
Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof only if such transfer complies with Section
2.06 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing.

                (c) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Initial Notes of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Initial Note delivered in exchange for an interest in the Restricted
Global Security shall, except as otherwise provided by
Section 2.06(b) bear the Restricted Securities Legend set forth in Exhibit A hereto. Any Initial Note delivered in exchange for an interest in the Regulation S Global Security shall, except as otherwise provided by Section 2.06(b), bear the Restricted Securities Legend set forth in Exhibit A hereto.

                (d)  Subject to the provisions of Section
2.09(c), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                (e)  In the event of the occurrence of
either of the events specified in Section 2.09(b), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                SECTION 2.10.  Cancellation.  The Company at
any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                SECTION 2.11.  Defaulted Interest.  If the
Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.


                        ARTICLE 3

                       Redemption

                SECTION 3.01.  Notices to Trustee.  If the
Company elects or is required to redeem Securities pursuant to paragraphs 6 or 7 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                The Company shall give each notice to the Trustee provided for in this Section at least 60 days but not more than 90 days prior to the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.
If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

                SECTION 3.02.  Selection of Securities
To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                SECTION 3.03.  Notice of Redemption.  At
least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                The notice shall identify the Securities to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                  (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section at least 50 days prior to the redemption date.

                SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                SECTION 3.05.  Deposit of Redemption Price.
At least one Business Day prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

                SECTION 3.06.  Securities Redeemed in Part.
Upon surrender of a Security that is redeemed in part, the Company shall execute and, upon receipt of a written order of the Company signed by two Officers, the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                         ARTICLE 4

                         Covenants

                SECTION 4.01.  Payment of Securities.  At
least one Business Day prior to any due date for the payment of principal of and interest on the Securities the Company shall deposit with the Paying Agent money sufficient to pay all principal and interest on the Securities due on such due date. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

                The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                SECTION 4.02. SEC Reports. At the Company's expense, the Company shall file with the Trustee and provide Security holders at the Company's expense, within 15 days after it files them with the SEC, copies of its annual report and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and provide the Trustee and Securityholders with the annual reports and other reports which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Sec. 314(a).

                SECTION 4.03.  Limitation on Indebtedness.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date thereof the Consolidated
Coverage Ratio would be greater than 2.00:1.00.

                (b)  Notwithstanding the foregoing
limitation, the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

          (i) Indebtedness under the Credit Agreement in an aggregate amount outstanding at any time not to exceed
     $175 million (less the amount of any permanent reductions in the amount of available borrowings);

          (ii) Indebtedness outstanding under Permitted FF&E
     Financings in an amount not to exceed 100% of the lower of cost or fair market value of the FF&E so purchased or leased;

          (iii)     Indebtedness (other than Indebtedness
     permitted by the immediately preceding paragraph or elsewhere in this paragraph) in an aggregate principal amount outstanding at any time not to exceed
     $40 million;

          (iv) Indebtedness of the Company owing to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof,

          (v) Indebtedness represented by the Securities and the Rio Guarantee and any Indebtedness (other than the Indebtedness described in clauses (i) or (iv) above) outstanding on the date of the Indenture;

          (vi) Indebtedness under Interest Rate Protection
     Agreements; provided, however, such Interest Rate
     Protection Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in the exchange rates or interest rates or by reason of customary fees, indemnities and compensation payable thereunder;

          (vii)     Indebtedness in connection with one or
     more standby letters of credit issued in the ordinary course of business or pursuant to self-insurance obligations;

          (viii)    Indebtedness Incurred solely in respect
     of performance bonds or completion guarantees, to the extent that such Incurrence does not result in the Incurrence by the Company or any Restricted Subsidiary of any obligation for the payment of borrowed money to others; and

          (ix) Refinancing Indebtedness Incurred in respect of Indebtedness Incurred pursuant to Section 4.03(a) or clauses (ii) and (v) above.

          (c) For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this section 4.03, (i) Indebtedness permitted by this section need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this provision permitting such Indebtedness and (ii) in the event that Indebtedness or any portion thereof meets the criteria of more than one of the types of Indebtedness described in this section, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

          SECTION 4.04.  Limitation on Restricted
Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock and except dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (A) a Default shall have occurred and be continuing (or would result therefrom);

          (B) the Company could not Incur at least $1.00 of additional Indebtedness under the Consolidated Coverage
     Ratio limitation set forth in Section 4.03 above; or

          (C) the aggregate amount of such Restricted
     Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be evidenced by a Board Resolution) declared or made since June 30, 1995, would exceed, without duplication, the sum of:

               (1) 50% of the Consolidated Net Income
          accrued during the period (treated as one accounting period) from June 30, 1995, to the end of the most recent fiscal quarter ending at least
          45 days (or at least 30 days if the Company's Report on Form 10-Q or 10-K for the most recent fiscal quarter or year, as the case may be, has been filed with the SEC) prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit) and minus 100% of the amount of any write-downs, write-offs, other negative revaluations and other negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period;

          (2) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to June 30, 1995 (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries);

          (3) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to June 30, 1995, of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange);

          (4) the amount equal to the net reduction in Investments resulting from (A) payments of dividends, repayments of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary or (B) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed the amount of Investments previously made by the Company or any Restricted Subsidiary, which amount was treated as a Restricted Payment, in each case to the extent not included in Consolidated Net Income; and

          (5) $20 million.

          (b) The provisions of Section 4.04(a) shall not prohibit:

          (i) any purchase or redemption of Capital Stock of the Company or Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than

     Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and
     (B) the Net Cash Proceeds from such sale shall be excluded from clause (C)(2) of Section 4.04(a);

          (ii) any purchase or redemption of Subordinated
     Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

          (iii)     the Company or the Guarantor from
     redeeming or repurchasing Capital Stock of the Company or any Subordinated Obligation in the event that the holder of such Capital Stock or Subordinated Obligation has failed to qualify or to be found suitable or otherwise eligible under a Gaming Law to remain a holder of such Capital Stock or Subordinated Obligation; provided, however, that the amount of such redemption or repurchase shall be included in the calculation of the amount of Restricted Payments;

          (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the preceding paragraph; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; or

          (v) the Company from making Investments (other than Investments in the Capital Stock of the Company) the cost to the Company of which do not exceed
     $30 million in the aggregate at any one time outstanding for all such Investments made in reliance upon this clause (v); provided further, however, that such Investments shall be included in the calculation of the amount of Restricted Payments.

          SECTION 4.05.  Limitation on Restrictions on
Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any

Indebtedness owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

          (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of the Indenture;

          (b) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

          (c) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a) or (b) of this provision or contained in any amendment to an agreement referred to in clause (a) or
     (b) of this provision; provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions contained in such agreements;

          (d) in the case of clause (iii), any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (2) arising by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, or (3) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary;

          (e) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as such encumbrance or restriction relate solely to the property so acquired;

          (f) any encumbrances or restrictions pursuant to the Credit Agreement and any extensions or revisions thereof; and

          (g) any encumbrance or restriction imposed by any Gaming Authority.

          SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value, as determined in good faith by the Board of Directors, the determination of which shall be evidenced by a Board Resolution (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition; (ii) at least 85% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents;
(iii) the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Disposition complies with clauses (i) and (ii); and (iv) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Senior Indebtedness or the 10 5/8% Notes), to prepay, repay or purchase Senior Indebtedness or Indebtedness (including the 10 5/8% Notes but other than any Preferred Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 270 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 270 days from the later of such Asset Disposition or the receipt of such Net Available Cash;
(C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) (such balance being the "Excess Proceeds"), to make an Offer to purchase Securities pursuant to and subject to the conditions of the following two paragraphs; provided, however that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this provision, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this provision except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this provision exceed $15 million (taking into account income earned on any Excess Proceeds). Pending application of Net Available Cash pursuant to this provision, such Net Available Cash shall be invested in Temporary Cash Investments.

          Upon an Event of Loss incurred by the Company or any of its Restricted Subsidiaries, the Net Available Cash received from such Event of Loss shall be applied in the same manner as proceeds from Asset Dispositions described above and pursuant to the procedures set forth in Section
4.06(c) below.

          (b) In the event of an Asset Disposition or Event of Loss that requires the purchase of Securities pursuant to
Section 4.06(a)(iv)(C), the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") which offer shall be in the amount of the Allocable Excess Proceeds (as defined below), at a purchase price of 100% of their principal amount plus accrued interest to the Purchase Date in accordance with the procedures (including prorationing in the event of over subscription) set forth in the next paragraph. If the aggregate purchase price of Securities tendered pursuant to the Offer is less than the Allocable Excess Proceeds, the Company may use the remaining Net Available Cash in its general operations and the amount of Excess Proceeds will be reset to zero. The Company shall not be required to make an Offer for Securities pursuant to this provision if the Excess Proceeds are less than $15 million for any particular Asset Disposition or Event of Loss (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition or Event of Loss). "Allocable Excess Proceeds" means the product of (x) the Excess Proceeds and (y) a fraction, the numerator of which is the aggregate principal amount of the Securities outstanding on the date of the Offer and the denominator of which is the sum of the aggregate principal amount of the Securities outstanding on the date of the Offer and the aggregate principal amount of other Indebtedness of the Company outstanding on the date of the Offer that is pari passu in right of payment with the Securities and subject to terms and conditions in respect of Asset Dispositions similar in all material respects to the covenant described hereunder and requiring the Company to make an offer to purchase such Indebtedness substantially at the same time as the Offer.

          (c)(1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and to send, by first-class mail, to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K

(including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions or Events of Loss otherwise described in the offering materials (or corresponding successor reports) (collectively, the "Reports"), (ii) a description of material developments in the Company's business subsequent to the date of the latest of the Reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in the next following paragraph.

          (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Allocable Excess Proceeds, (ii) the allocation of the Net Available Cash from the Asset Dispositions or Event of Loss pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of the next preceding paragraph. On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments an amount equal to the Allocable Excess Proceeds to be held for payment in accordance with the provisions of this provision. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company and which have not been properly withdrawn by the Holder(s) thereof. The Trustee shall, on the Purchase Date, or as soon as practicable thereafter, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the amount of Allocable Excess Proceeds, the Trustee shall deliver the excess to the Company promptly after the expiration of the Offer Period.

          (3) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least five Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the amount of Allocable Excess Proceeds, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this provision. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (d)  The Company shall comply, to the extent
applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this provision. To the extent that the provisions of any securities laws or regulations conflict with this provision, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this provision by virtue thereof.

          SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business, enter into or permit to exist any transaction (including the purchase, conveyance, disposition, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms of such Affiliate Transaction are (i) set forth in writing, (ii) in the best interest of the Company or such Restricted Subsidiary, as the case may be, (iii) as favorable to the Company or such Restricted Subsidiary, as the case may be, as those that could be obtained at the time of such transaction for a similar transaction in arm's-length dealings with a Person who is not such an Affiliate, and
(iv) with respect to an Affiliate Transaction involving aggregate payments or value of $1 million or greater, the Independent Directors have determined in good faith that the criteria set forth in clauses (ii) and (iii) are satisfied and have approved the relevant Affiliate Transaction, such approval to be evidenced by a Board Resolution. The determinations pursuant to clauses (ii) and (iii) above shall not require the Board of Directors or the Independent Directors to obtain independent expert opinions unless, in the sole judgment of the Board of Directors or the Independent Directors, the Board of Directors or the Independent Directors decide to obtain such an opinion.

          (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.04, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) loans or advances to employees in the ordinary course of business in accordance with past practices of the Company, (iv) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries or (v) any transaction between the Company and a Wholly Owned
Subsidiary or between Wholly Owned Subsidiaries.

          SECTION 4.08. Change of Control.  (a) Upon a
Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the terms contemplated in Section 4.08(b). In the event that at the time of such Change of Control the terms of the Bank Indebtedness or other Senior Indebtedness restrict or prohibit the repurchase of Securities pursuant to this provision, then prior to the mailing of the notice to Holders provided for in the next paragraph below but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all Bank Indebtedness or such other Senior Indebtedness or to offer to repay in full all Bank Indebtedness or such other Senior Indebtedness and to repay the Bank Indebtedness or such other Senior Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness or such other Senior Indebtedness to permit the repurchase of the Securities as provided for in Section 4.08(b).

          (b)  Within 30 days following any Change of
Control, the Company shall send, by first-class mail to each Holder, a notice to each Holder with a copy to the Trustee stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase;

          (2) the circumstances and relevant facts regarding such Change of Control which the Company in good faith believes will enable Holders to make an informed decision (which at a minimum will include information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control, events causing such Change of Control and the date such Change of Control is deemed to have occurred);

          (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased, together with the information contained in Section 4.08(c) (and including any related materials).

          (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least five Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

          (d)  At least one Business Day prior to the
     purchase date, all Securities to be purchased by the Company under this Section shall be delivered to the Trustee for cancellation, and, at least one Business Day prior to the purchase date, the Company shall deposit with the Paying Agent money sufficient to pay the purchase price plus accrued and unpaid interest, if any, to the Holders and the Paying Agent shall immediately pay such money to the Holders.

          (e)  The Company shall comply, to the extent
     applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

          (f) The Company's obligations to repurchase the Securities upon a Change of Control will be guaranteed on a senior subordinated basis by the Guarantor pursuant to the Rio Guarantee. Such Guarantee will be subordinated to Senior Indebtedness of Guarantor to the same extent described in Article 11.

          SECTION 4.09.  Limitation on Layered Indebtedness.
(a) The Company will not, and will not permit the Guarantor to, directly or indirectly, Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company or the Guarantor, as the case may be, unless such Indebtedness is subordinate in right of payment to, or ranks pari passu with, the Securities in the case of the Company or the Rio Guarantee in the case of the Guarantor.

          (b)  The Guarantor will not, directly or
indirectly, Guarantee any Indebtedness of the Company that is subordinated in right of payment to any other
Indebtedness of the Company unless such Guarantee is subordinate in right of payment to, or ranks pari passu with, the Rio Guarantee.

          SECTION 4.10.  Compliance Certificate.  The
Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

          SECTION 4.11. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 4.12.  Limitation on Liens.  The Company
shall not, and shall not permit the Guarantor to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens and Liens securing Senior Indebtedness or Senior Indebtedness of Guarantor, including Attributable
Indebtedness that is Senior Indebtedness or Senior
Indebtedness of Guarantor) on any of its property or assets
(including Capital Stock), whether owned on the date of the Indenture or thereafter acquired, or any income or profits therefrom securing any obligation unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with (or prior to) such obligation for so long as such obligation is so secured.

          SECTION 4.13.  Limitation on Issuance and Sale of
Capital Stock of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to, directly or indirectly, issue any Capital Stock other than to the Company or a Restricted Subsidiary, that shall entitle the holder of such Capital Stock to a preference in right of payment in the event of the liquidation, dissolution or winding-up of such Restricted
Subsidiary or with respect to dividends of such Restricted
Subsidiary.

          SECTION 4.14.  Ownership of the Guarantor.  The
Company will maintain its 100% ownership of the Capital
Stock of the Guarantor.


                          ARTICLE 5

                      Successor Company

          SECTION 5.01.   When Company May Merge or Transfer
Assets.   Neither the Company nor the Guarantor shall
consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company or the Guarantor) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and the Indenture or the Guarantor under the Rio Guarantee and the Indenture, as the case may be; (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), the Successor Company would be able to incur an additional $1.00 of Indebtedness in compliance with the Consolidated Coverage Ratio limitations set forth in
Section 4.03 hereof, (iv) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and (v) the Company shall have delivered to the Trustee an Officers'

Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

          The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, under the Indenture, but the predecessor Company in the case of a lease shall not be released from the obligation to pay the principal of and interest on the Securities.

          Notwithstanding the foregoing clauses (ii), (iii) and (iv), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.


                          ARTICLE 6

                    Default and Remedies

               SECTION 6.01.  Events of Default.   An "Event
          of Default" occurs if:

          (i) the Company and the Guarantor default in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days,

          (ii) the Company and the Guarantor (a) default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, or
     (b) fail to redeem or purchase Securities when required pursuant to the Indenture or the Securities;

          (iii) the Company or the Guarantor fails to comply with the provisions of Article 5 hereof;

          (iv) the Company or the Guarantor, as the case may be, fails to comply with Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.12, 4.13, and 4.14
     (other than a failure to purchase Securities when required under Sections 4.06 or 4.08) of the Indenture and such failure continues for 30 days after the notice specified below or the Company fails to give the notice specified below;

          (v) the Company or the Guarantor fails to comply with any of its agreements in the Securities or the Indenture (other than those referred to in

     (i), (ii), (iii) or (iv) above) and such failure continues for 60 days after the notice specified below or the Company fails to give the notice specified below;

          (vi) the principal, any premium or accrued and unpaid interest of Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total amount of such Indebtedness unpaid or accelerated exceeds $10 million at the time and such default continues for 10 days,

          (vii) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy
     Law: (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a Custodian of it or for any substantial part of its property; or (d) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

          (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company or any Restricted Subsidiary in an involuntary case; (b) appoints a Custodian of the Company or any Restricted Subsidiary or for any substantial part of its property; or
     (c) orders the winding up or liquidation of the Company or any Restricted Subsidiary; or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

          (ix) any judgment or decree for the payment of money in excess of $10 million at the time is entered against the Company or any Restricted Subsidiary and is not discharged and either (a) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (b) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (a) or
     (b), such default continues for 10 days; or

          (x) any Gaming License of the Company or any of its Restricted Subsidiaries is revoked, terminated or suspended or otherwise ceases to be effective, resulting in the cessation or suspension of operation for a period of more than 90 days of the casino business of any casino hotel owned, leased or operated directly or indirectly by the Company or any of its Restricted Subsidiaries (other than any voluntary relinquishment of a Gaming License if such relinquishment is, in the reasonable, good faith judgment of the Board of Directors of the Company evidenced by a Board Resolution, both desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders).

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (iv) or (v) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice.
Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iv), (v), (vi) or (ix), its status and what action the Company is taking or proposes to take with respect thereto.

          SECTION 6.02.  Acceleration. If an Event of
Default (other than an Event of Default specified in Section 6.01 (vii) or (viii) above with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by written notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01 (vii) or (viii) above with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04.  Waiver of Past Defaults.  The
Holders of a majority in principal amount of the Securities by written notice to the Trustee may waive an existing
Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or
(ii) a Default in respect of a provision that under
Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to
Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06.  Limitation on Suits.  A
Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          SECTION 6.07.  Rights of Holders To Receive
Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under
Section 7.07.

          SECTION 6.10.   Priorities.  If the Trustee
collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                    FIRST:  to the Trustee for amounts due
               under Section 7.07;

                    SECOND:  to holders of Senior
               Indebtedness to the extent required by
     Article 10;

          THIRD:   to Securityholders for amounts due and
     unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively, and

               FOURTH:  to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

          SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                          ARTICLE 7

                           Trustee

          SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b)  Except during the continuance of an Event of
Default:   (1) the Trustee undertakes to perform such duties
and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c)  The Trustee may not be relieved from
liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:
(1) this paragraph does not limit the effect of paragraph (b) of this Section; (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          SECTION 7.02.  Rights of Trustee.  (a)  The
Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d)  The Trustee shall not be liable for any
action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;
provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) Any request, direction, order or demand of the Company upon the Trustee shall be sufficiently evidenced by an Officer's Certificate and any resolution of the Board of Directors of the Company may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

          (g)  The Trustee shall not be deemed to have
knowledge or notice of any Default or Event of Default unless actually known to a Trust Officer or unless a Trust
Officer is notified by any Holder or the Company.

          (h) The Trustee shall not be accountable for the use or application by the Company or any Paying Agent (other than the Trustee) of Securities or the proceeds thereof, or any money paid to the Company or any Paying Agent (other than the Trustee) or upon the direction of the Company or any Paying Agent (other than the Trustee) under any provisions hereof.

          (i) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4.

          SECTION 7.03.  Individual Rights of Trustee.  The
Trustee in its individual or any other capacity may become
the owner or pledgee of Securities and may otherwise deal
with the Company or its Affiliates with the same rights it
would have if it were not Trustee.   ny Paying Agent,
Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

          SECTION 7.05.  Notice of Defaults.   If a Default
occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

          SECTION 7.06. Reports by Trustee to Holders. At the expense of the Company, as promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee and its agents, officers, directors and employees for, and hold them
harmless against, any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not
relieve the Company of its obligations hereunder.   The
Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

          The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(vii) or (viii) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy
Law.

          SECTION 7.08.  Replacement of Trustee.  The
Trustee may resign at any time by so notifying the Company.
The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 25% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appoint ment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under
Section 7.07 shall continue for the benefit of the retiring
Trustee.

          SECTION 7.09   Successor Trustee by Merger.  If
the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10. Eligibility, Disqualification. The Trustee shall at all times satisfy the requirements of TIA
Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

          SECTION 7.11.  Preferential Collection of Claims
Against Company.  The Trustee shall comply with TIA Section
311(a), excluding any creditor relationship listed in TIA
Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                          ARTICLE 8

             Discharge of Indenture; Defeasance

          SECTION 8.01.  Discharge of Liability on
Securities, Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

          (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02 (to the extent that the failure to comply with such Section 4.02 shall not violate the TIA), 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12, 4.13 and 4.14 or
Article 5 and the related operation of Sections 6.01(iii),
(iv), (v), (vi), (ix) and (x) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(iii), (iv), (v), (vi), (ix) and
(x) (except to the extent covenants or agreements referenced in such Sections remain applicable).

          Upon satisfaction of the conditions set forth herein and upon written request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05.
2.06, 2.07, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive
until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

          SECTION 8.02.  Conditions to Defeasance.   The
Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in
     Section 6.01(vii) or (viii) with respect to the Company occurs which is continuing at the end of the period;

          (4) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

          (5) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10 or 11;

          (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this
     Article 8 have been complied with.

          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

          SECTION 8.03.  Application of Trust Money.   The
Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

          SECTION 8.04.   Repayment to Company.  The Trustee
and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

          SECTION 8.05.  Indemnity for Government
Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government
Obligations.

          SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                          ARTICLE 9

                         Amendments

          SECTION 9.01.  Without Consent of Holders.  The
Company, the Guarantor and the Trustee may amend this Indenture, the Rio Guarantee or the Securities without notice to or consent of any Securityholder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to comply with Article 5;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;
     provided, however, that the  uncertificated
     Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in
     Section 163(f)(2)(B) of the Code;

          (4) to make any change in Article 10 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Articles 10 and 11;

          (5) to add guarantees with respect to the Securities or to secure the Securities;

          (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

          (8) to make any change that does not adversely affect the rights of any Securityholder.

          An amendment under this Section may not make any change that adversely affects the rights under Articles 10 and 11 of any holder of Senior

Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent), consent to such change.

          After an amendment under this Section becomes effective, the Company or the Trustee at the Company's request and expense, shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.02.  With Consent of Holders.  The
Company, the Guarantor and the Trustee may amend this Indenture, the Rio Guarantee or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities, provided, however, that no amendment may he made to Section 4.08 without the written consent of the Holders of at least 75% in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any Security;

          (3) reduce the principal of or extend the Stated
     Maturity of any Security;

          (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

          (5) make any Security payable in money other than that stated in the Security;

          (6) make any change in Article 10 or 11 that adversely affects the rights of any Securityholder under Article 10 or 11; or

          (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          An amendment under this Section may not make any change that adversely affects the rights under Article 10 or 11 of any holder of Senior Indebtedness or Senior
Indebtedness of Guarantor then outstanding unless the holders of such Senior Indebtedness or Senior Indebtedness of Guarantor, as the case may be (or any group or representative thereof authorized to give a consent), consent to such change.

          After an amendment under this Section becomes effective, the Company, or the Trustee at the Company's request and expense, shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.03.  Compliance with Trust Indenture
Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver
is not made on the Security.   However, any such Holder or
subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05.  Notation on or Exchange of
Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this
Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.
If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such (i) amendment is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such amendment have been satisfied; (ii) the Company has all necessary corporate power and authority to execute and deliver the amendment and that the execution, delivery and performance of such amendment has been duly authorized by all necessary corporate action; (iii) the execution, delivery and performance of the amendment do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of
(a) the Indenture, (b) the Certificate of Incorporation or By-Laws of the Company, (c) any law or regulation applicable to the Company, (d) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or (e) any material agreement or instrument to which the Company is subject; (iv) such amendment has been duly and validly executed and delivered by the Company, and the Indenture together with such amendment constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles; and (v) the Indenture together with such amendment complies with the TIA.

          SECTION 9.07.  Payment for Consent.  Neither the
Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all

Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                         ARTICLE 10

                 Subordination of Securities

          SECTION 10.01. Agreement To Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company which is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12.

     SECTION 10.02.  Liquidation, Dissolution, Bankruptcy.
Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

          (1) holders of Senior Indebtedness shall be entitled to receive payment in full of the Senior
     Indebtedness before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities; and

          (2) until the Senior Indebtedness is paid in full, any distribution to which Securityholders would be entitled but for this Article 10 shall be made to holders of Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities.

          SECTION 10.03.  Default on Senior Indebtedness.
The Company may not pay the principal of or interest on the Securities or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any
Senior Indebtedness is not paid when due or (ii) any other default on Senior Indebtedness occurs and the maturity of such

Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "Blockage Notice") and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Senior
Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Senior Indebtedness, the Company may resume payments on the Securities after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Indebtedness during such period.

          SECTION 10.04.  Mandatory Redemption and
Subordination. The provisions described in Sections 10.02 or 10.03 shall not prevent or delay (i) the Company from redeeming any Securities if required by any Gaming Authority as described in paragraph 7 of Exhibit A or from otherwise purchasing any Securities pursuant to any Legal Requirement relating to the gaming business of the Company and its Subsidiaries or (ii) the receipt by the Securityholders of payments of principal and interest on the Securities, as described under Article 8, from the application of any money or U.S. Government Obligations held in trust by the Trustee.

          SECTION 10.05.  Acceleration of Payment of
Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration.

          SECTION 10.06. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

          SECTION 10.07. Subrogation. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 10 to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness.

          SECTION 10.08.  Relative Rights.  This Article 10
defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

          (1)  impair, as between the Company and
     Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

          (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

          SECTION 10.09. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

          SECTION 10.10.  Rights of Trustee and Paying
Agent. Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article 10. The Company, the Registrar or coregistrar, the Paying Agent, a Representative of holders of or a holder or holders holding a majority of, Senior Indebtedness may give the written notice; provided, however, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and coregistrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

          SECTION 10.11.  Distribution or Notice to
Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

          SECTION 10.12. Article 10 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this
Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

          SECTION 10.13. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

          SECTION 10.14. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this
Article 10.

          SECTION 10.15. Trustee To Effectuate
Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 10.16. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.

          SECTION 10.17. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.


                         ARTICLE 11

       Rio Guarantee; Subordination of Rio Guarantee

          SECTION 11.01.  Rio Guarantee.  Subject to the
provisions of this Article 11, the Guarantor hereby unconditionally guarantees to each holder and to the

Trustee on behalf of the Holders (i) the due and punctual payment of principal of and interest on each Security when and as the same shall become due and payable whether at the date of maturity or by declaration of acceleration or otherwise, (ii) the due and punctual payment of interest on the overdue principal of and interest, if any, on the Securities, to the extent lawful, and (iii) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of the Securities and this Indenture (the "Rio Guarantee").
In case of the failure of the Company punctually to make any such principal or interest payment, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the date of maturity or by declaration of acceleration or otherwise, and as if such payment were made by the Company. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of and unaffected by the validity, regularity or enforceability of the Securities or this Indenture, or of any amendment thereto or hereto, the absence of any action to enforce the same, the waiver or consent by any Holder or by the Trustee with respect to any provisions thereof or of this Indenture, the recovery of any judgment against the Company or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Company hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to the Securities or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that the Rio Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, in this Indenture and pursuant to the Rio Guarantee. The Guarantor further agrees that, as between the Guarantor, on the one hand, and Holders and the Trustee, on the other hand, (i) for purposes of the Rio Guarantee, the maturity of the obligations guaranteed by the Rio Guarantee may be accelerated as provided in Article 6, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed thereby, and (ii) in the event of any acceleration of such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for purposes of the Rio Guarantee.

          The Rio Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of principal of or interest on any of the Securities is rescinded or must otherwise be returned by the Holders or the Trustee upon the insolvency, bankruptcy or reorganization of the Company or the Guarantor or otherwise, all as though such payment had not been made.

                                                         79
The Guarantor shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of the Rio Guarantee or this Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments until the principal of and interest on all Securities issued hereunder shall have been paid in full.

          The Rio Guarantee is specifically designated by the Guarantor as Indebtedness of the Guarantor for purposes of this Indenture.

          SECTION 11.02. Agreement To Subordinate. The Guarantor agrees, and each Securityholder by accepting a Security agrees, that the Rio Guarantee is subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment of all Senior Indebtedness of Guarantor and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness of Guarantor. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of Guarantor and only Indebtedness of Guarantor which is Senior Indebtedness of Guarantor shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 11 shall be subject to Section 11.13.

          SECTION 11.03.  Liquidation, Dissolution,
Bankruptcy. Upon any payment or distribution of the assets of the Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of the Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Guarantor or its property:

          (1) holders of Senior Indebtedness of Guarantor shall be entitled to receive payment in full of the Senior Indebtedness of Guarantor before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities pursuant to the Rio Guarantee; and

          (2) until the Senior Indebtedness of Guarantor is paid in full, any distribution to which Securityholders would be entitled but for this Article 11 shall be made to holders of Senior Indebtedness of Guarantor as their interests may appear, except that Securityholders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness of Guarantor to at least the same extent as under the Rio Guarantee.

          SECTION 11.04.  Default on Senior Indebtedness.
The Guarantor may not pay the principal of or interest on the Securities pursuant to the Rio Guarantee if

(i) any Senior Indebtedness of Guarantor is not paid when due or (ii) any other default on Senior Indebtedness of Guarantor occurs and the maturity of such Senior Indebtedness of Guarantor is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness of Guarantor has been paid in full. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Senior Indebtedness of Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Guarantor may not pay the Securities for a period (a "Guarantor Payment Blockage Period") commencing upon the receipt by the Guarantor and the Trustee of written notice of such default from the Representative of any Designated Senior Indebtedness of Guarantor specifying an election to effect a Guarantor Payment Blockage Period (a "Guarantor Blockage Notice") and ending 179 days thereafter (or earlier if such Guarantor Payment Blockage Period is terminated (i) by written notice to the Trustee and the Guarantor from the Person or Persons who gave such Guarantor Blockage Notice,
(ii) by repayment in full of such Senior Indebtedness of Guarantor or (iii) because the default giving rise to such Guarantor Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 11.04), unless the holders of such Senior Indebtedness of Guarantor or the Representative of such holders shall have accelerated the maturity of such Senior Indebtedness of Guarantor, the Guarantor may resume payments on the Securities pursuant to the Rio Guarantee after such Payment Blockage Period. Not more than one Guarantor Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Indebtedness of Guarantor during such period.

          SECTION 11.05.  Mandatory Redemption and
Subordination. The provisions described in Sections 11.02 or 11.03 shall not prevent or delay (i) the Guarantor from redeeming any Securities if the Company is so required by any Gaming Authority as described in paragraph 7 of the Form of Security attached hereto as Exhibit A or from otherwise purchasing any Securities pursuant to any Legal Requirement relating to the gaming business of the Company and its Subsidiaries or (ii) the receipt by the Securityholders of payments of principal and interest on the Securities, as described under Article 8, from the application of any money or U.S. Government Obligations held in trust by the Trustee.

          SECTION 11.06.  Acceleration of Payment of
Securities.   If payment of the Securities is accelerated
because of an Event of Default, the Company shall promptly notify the holders of the Designated Senior
Indebtedness of Guarantor (or their Representatives) of the acceleration.

          SECTION 11.07. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article 11 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of Guarantor and pay it over to them as their interests may appear.

          SECTION 11.08.  Subrogation.  After all Senior
Indebtedness is paid in full and until the Securities are
paid in full, Securityholders shall be subrogated to the
rights of holders of Senior Indebtedness of Guarantor to
receive distributions applicable to Senior Indebtedness of
Guarantor.   A distribution made under this Article 11 to
holders of Senior Indebtedness of Guarantor which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Guarantor on Senior Indebtedness of Guarantor.

          SECTION 11.09.   Relative Rights.  This Article 11
defines the relative rights of Securityholders and holders of Senior Indebtedness of Guarantor. Nothing in this Indenture shall:

          (1) impair, as between the Guarantor and Securityholders, the obligation of the Guarantor, which is absolute and unconditional, to pay principal of and interest on the Securities pursuant to the Rio
     Guarantee in accordance with their terms; or

          (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of Guarantor to receive distributions otherwise payable to Securityholders.

          SECTION 11.10.  Subordination May Not Be Impaired
by the Guarantor.  No right of any holder of Senior
Indebtedness of Guarantor to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Guarantor or by its failure to comply with this Indenture.

          SECTION 11.11.  Rights of Trustee and Paying
Agent. Notwithstanding Section 11.04, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may
not be made under this Article 11.   The Guarantor, the
Registrar or co-registrar, the Paying Agent, a Representative of holders of, or holders holding a majority of Senior Indebtedness may give the notice; provided however, that, if an issue of Senior
Indebtedness of Guarantor has a Representative, only the Representative may give the notice.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness of Guarantor with the same rights it would have if it were not Trustee.
The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Indebtedness of Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of Guarantor; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

          SECTION 11.12.  Distribution or Notice to
Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of Guarantor, the distribution may be made and the notice given to their Representative (if any).

          SECTION 11.13.  Article 11 Not To Prevent Events
of Default or Limit Right To Accelerate.   The failure to
make a payment pursuant to the Securities by reason of any provision in this Article 11 shall not be construed as preventing the occurrence of a Default. Nothing in this
Article 11 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

          SECTION 11.14. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 11, and none of the Securityholders shall be obligated to pay over any such amount to the Guarantor or any holder of Senior Indebtedness of Guarantor or any other creditor of the Guarantor.

          SECTION 11.15. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 11, the Trustee and the Securityholders shall be entitled to rely
(i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 11.03 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness of Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of Guarantor and other Indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of Guarantor to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 11, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 11.

          SECTION 11.16.   Trustee To Effectuate
Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of Guarantor as provided in this Article 11 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 11.17. Trustee Not Fiduciary for Holders of Senior Indebtedness of Guarantor. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Guarantor or any other Person, money or assets to which any holders of Senior Indebtedness of Guarantor shall be entitled by virtue of this Article 11 or otherwise.

          SECTION 11.18. Reliance by Holders of Senior Indebtedness of Guarantor on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of Guarantor, whether such Senior Indebtedness of Guarantor was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness of Guarantor and such holder of Senior Indebtedness of Guarantor shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness of Guarantor.


                         ARTICLE 12

                        Miscellaneous

          SECTION 12.01.  Trust Indenture Act Controls.  If
and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the TIA, such imposed duties or incorporated provision shall control.

          SECTION 12.02.  Notices.   Any notice or
communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

               if to the Company:

                  Rio Hotel & Casino, Inc.
                   3700 West Flamingo Road
                     Las Vegas, NV 89103

                        Attention of:

                          President
                   Chief Financial Officer

               if to the Guarantor:

                  Rio Hotel & Casino, Inc.
                   3700 West Flamingo Road
                     Las Vegas, NV 89103

                        Attention of:

                          President
                   Chief Financial Officer
               if to the Trustee:

              IBJ Schroder Bank & Trust Company
                      One State Street
                     New York, NY 10004
   Attention of:  Corporate Trust & Agency Administration

                       With a copy to:

                 Squire, Saunders & Dempsey
                   Two Renaissance Square
             40 North Central Avenue, Suite 2700
                  Attn:  Bradley S. Paulson
                      Phoenix, AZ 85004

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a
Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 12.03.  Communication by Holders with
Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities.
The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          SECTION 12.04.  Certificate and Opinion as to
Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee and complying with Section 12.05 stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 12.05.  Statements Required in Certificate
or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 12.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 12.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 12.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          SECTION 12.10.  No Recourse Against Others.  A
director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 12.11.  Successors.  All agreements of the
Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 12.12.  Multiple Originals.  The parties
may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 12.13.  Table of Contents; Headings.  The
table of contents, cross-reference and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          SECTION 12.14.  Severability.  In case any
provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                              RIO HOTEL & CASINO, INC.

                              by /s/ Ronald J. Radcliffe
                                 Name: Ronald J. Radcliffe
                                 Title: Treasurer


                              RIO PROPERTIES, INC.

                              by /s/ Ronald J. Radcliffe
                                 Name: Ronald J. Radcliffe
                                 Title: Treasurer


                              IBJ SCHRODER
                              BANK & TRUST COMPANY

                              by /s/ Barbara McCluskey
                                 Name: Barbara McCluskey
                                 Title: Vice President

                                                EXHIBIT A

             [FORM OF FACE OF INITIAL SECURITY)

         [Global Securities Legend -- if applicable)

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL SECURITY SHALL BE
LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES
OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSORS NOMINEE
AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE
LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE
RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE
REVERSE HEREOF.

               [RESTRICTED SECURITY LEGEND]

               THIS SECURITY HAS NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE THIRD ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE

MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT
OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER
TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR
OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY),
(3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SPECIFIED IN THE INDENTURE (AS DEFINED BELOW) PRIOR TO THE EXPIRATION OF THE "40 DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c) (3) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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c)(3) OF REGULATION S UNDER THE SECURITIES ACT)), (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN

"ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT AND THAT IS HOLDING
THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR
DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE
UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT
SATISFYING THE REQUIREMENTS OF PARAGRAPH (o) (2) OF
RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

                                            CUSIP NO.

No.                                        $

    9-1/2% Senior Subordinated Notes Due April 15, 2007


     Rio Hotel & Casino, Inc., a Nevada corporation, for
 value received, hereby promises to pay to         , or
 registered assigns, the principal sum of
              United States Dollars on        .

        Interest Payment Dates: April 15 and October 15

        Record Dates:  April 1 and October 1

        Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                         RIO HOTEL & CASINO, INC.

                         by:_______________________________
                               President


                            _________________________________
                               Secretary

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

IBJ SCHRODER BANK &
TRUST COMPANY,

          as Trustee,
certifies [Seal] that this one
of the Securities referred to
in the Indenture.

by:___________________________
   Authorized Signatory

         [FORM OF REVERSE SIDE OF INITIAL SECURITY]

     9-1/2% Senior Subordinated Note Due April 15, 2007


1.        Interest

               Rio Hotel & Casino, Inc., a Nevada
corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on April 15 and October 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 11, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The
Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.        Special Interest

               The holder of this Security is entitled to the benefits of a Registration Agreement, dated as of February 4, 1997, among the Company and the Initial
Purchasers (the "Registration Agreement").

               In the event that either (i) the Exchange
Offer Registration Statement is not filed with the Commission on or prior to the 60th day following the date of original issuance of the Securities (ii) the Exchange Offer Registration Statement is not declared effective prior to the 150th day following date of original issuance of the Securities or (iii) the Exchange Offer is not consummated or a Shelf Registration Statement with respect to the Securities is not declared effective on or prior to the 180th day following the date of original issuance of the Securities, interest will accrue (in addition to stated interest on the Notes) from and including the next day following each of (a) such 60-day period in the case of clause (i) above and (b) such 150-day period in the case of clause (ii) above and (c) such 180-day period in the case of clause (iii) above. In each case such additional interest (the "Special Interest") will be payable in cash semiannually in arrears each April 15, and October 15, commencing October 15, 1997, at a rate per annum equal to 0.50% of the principal amount of the Securities. The aggregate amount of Special Interest payable pursuant to the above provisions will in no event exceed 1.50% per annum of the principal amount of the Securities. Upon (x) the filing of the Exchange Offer Registration Statement after the 60-day period described in clause (i) above, (y) the effectiveness of the Exchange

Offer Registration Statement after the 150-day period described in clause (ii) above or (z) the consummation of the Exchange Offer or the effectiveness of a Shelf
Registration Statement, as the case may be, after the 180-day period described in clause (iii) above, the Special Interest payable on the Securities from the date of such filing, effectiveness or consummation, as the case may be, will cease to accrue and all accrued and unpaid Special Interest as of the occurrence of (x), (y) or
(z) shall be paid to the holders of the Notes promptly thereafter. Following the occurrence of (x), (y) or
(z) above, the terms of the Securities shall revert to the original terms set forth above.

               In the event that a Shelf Registration
Statement is declared effective pursuant to the paragraph preceding the immediately preceding paragraph, if the Company fails to keep such Registration Statement continuously effective for the period required by the Registration Agreement, then from such time as the Shelf Registration Statement is no longer effective until the earlier of (i) the date that the Shelf Registration Statement is again deemed effective, (ii) the date that is the third anniversary of the Closing or (iii) the date as of which all of the Securities are sold pursuant to the Shelf Registration Statement, Special Interest shall accrue at a rate per annum equal to 0.50% of the principal amount of the Securities (1.00% thereof if the Shelf Registration Statement is no longer effective for 30 days or more) and shall be payable in cash semiannually in arrears each April 15 and October 15, commencing October 15, 1997.

3.        Method of Payment

               The Company will pay interest on the
Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are concealed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

4.        Paying Agent and Registrar

               Initially, IBJ Schroder Bank & Trust Company, a New York corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The

Company or any of its domestically incorporated Wholly Owned
Subsidiaries may act as Paying Agent, Registrar or co-registrar.

5.         Indenture

               The Company issued the Securities under an Indenture dated as of February 11, 1997 ("Indenture"), between the Company, Rio Properties, Inc. (the "Guarantor") and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

               The Securities are general unsecured
obligations of the Company limited to $125,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture imposes certain limitations on the Company, the Guarantor and the Restricted Subsidiaries, including the Incurrence of Indebtedness, pay dividends or make other distributions, make investments, repurchase subordinated obligations or capital stock, create certain liens (except, among others, liens securing Senior Indebtedness), enter into certain transactions with affiliates, sell assets of the Company or its subsidiaries, issue or sell subsidiary stock, create or permit to exist restrictions on distributions from subsidiaries, or enter into certain mergers and consolidations.

               The payment of principal and interest on the Securities is unconditionally guaranteed on a senior subordinated and unsecured basis by the Guarantor.

6.        Optional Redemption

               The Securities may not be redeemed prior to April 15, 2002. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

          if redeemed during the 12-month period beginning
     April 15 of the years below.

          Year                      Percentage
          2002                      104.750%
          2003                      103.167%
          2004                      101.583%

               and thereafter at 100.000%.

7.        Mandatory Disposition or Redemption Pursuant to
Gaming Laws

               If a Holder or beneficial owner of a Security is required to be licensed, qualified or found suitable under applicable Gaming Laws and is not so licensed, qualified or found suitable, the Holder shall be obliged, at the request of the Company, to dispose of such Holder's Securities within 30 days after receipt of notice of failure to be found suitable or such earlier date prescribed by any Gaming Authority (in which event the Company's obligation to pay interest after the receipt of such notice shall be limited as provided in such Gaming Laws), and thereafter, the Company shall have the right to redeem, on the date fixed by the Company for the redemption of such Securities, such Holder's Securities at a redemption price equal to the lower of (i) the price at which such Holder or beneficial owner acquired the securities without accrued interest, if any (unless the payment of such interest is permitted by the applicable Gaming Authority), (ii) the Current Market Price of the Securities on such redemption date and (iii) the principal amount of such securities without accrued interest, if any (unless the payment of such interest is permitted by the applicable Gaming Authority). The Company is not required to pay or reimburse any Holder or beneficial owner of a Security for the costs of licensure or investigation for such licensure, qualification or finding of suitability. Any Holder or beneficial owner of a Security required to be licensed, qualified or found suitable under Gaming Laws must pay all investigative fees and costs of the Gaming Authorities in connection with such qualification or application therefor.

8.        Notice of Redemption

               Notice of Redemption will be mailed at
least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

9.        Put Provisions

               Upon a Change of Control, any Holder of
Securities will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record in the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

10.       Subordination

               The Securities are subordinated to Senior
Indebtedness, as defined in the Indenture and the Rio
Guarantee is subordinated to Senior Indebtedness of the Guarantor, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness or Senior
Indebtedness of the Guarantor must be paid before the Securities may be paid. The Company and the Guarantor agree, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorized the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

11.       Denominations; Transfer; Exchange

               The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorse ments or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

12.       Persons Deemed Owners

               The registered Holder of this Security may be treated as the owner of it for all purposes.

13.       Unclaimed Money

               If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another
Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14.  Discharge and Defeasance

               Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the indenture if the Company deposits with payment of principal and interest on the Securities to redemption or maturity, as the case may be.

15.  Amendment, Waiver

               Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.

16.       Defaults and Remedies

               Under the Indenture, Events of Default
include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or 6 of the Securities, upon acceleration or otherwise; or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10 million and continue for 10 days after the required notice to the Company; (v) certain events of bankruptcy or insolvency with respect to the Company and any Restricted Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $10 million or (vii) the revocation, termination or suspension of any Gaming License of the Company or any of its Restricted Subsidiaries subject to certain conditions. If an Event of Default (other than an Event of Default specified in (v) above) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may, by notice to the Company, declare the principal amount of and accrued interest on the Securities to be due and payable immediately upon the occurrence of such Events of Default.

               Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may with hold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

17.       Trustee Dealings with the Company

               Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.  No Recourse Against Others

               A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.       Authentication

               This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

20.       Abbreviations

               Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM
(=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A
(=Uniform Gift to Minors Act).

21.  CUSIP Numbers

               Pursuant to a recommendation promulgated by
the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to
Securityholders.   No representation is made as to the
accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

               The Company will furnish to any
Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:


               Attention of
________________________________________________________

                       ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

     (Print or type assignee's name, address and zip code)

          (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                              agent
to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Date:_____________  Your Signature:_________________________

____________________________________________________________
Sign exactly as your name appears on the other side of this Security.

               In connection with any transfer of any of the Senior Subordinated Securities evidenced by this certificate occurring prior to the date that is three years after the later of the date of original issuance of such Senior Subordinated Securities and the last date, if any, on which such Senior Subordinated Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Senior Subordinated Securities are being transferred:

CHECK ONE BOX BELOW

     (1)  [ ]  to the Company; or

     (2) [ ] pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (3)  [ ]  pursuant to and in compliance with Regulation
               S under the Securities Act of 1933; or

     (4)  [ ]  to an institutional "accredited investor"
               (as defined in Schedule 501(a)(1), (2), (3)
               or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

     (5) [ ] pursuant to another available exemption from the registration requirements of the
               Securities Act of 1933.

               Unless one of the boxes is checked, the
Trustee will refuse to register any of the Senior Subordinated Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Senior Subordinated Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                              _______________________________
                                        Signature

   TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

               The undersigned represents and warrants that it is purchasing this Senior Subordinated Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:__________________      _______________________________
                             NOTICE: To be executed by an
                                     executive officer

            [TO BE ATTACHED TO GLOBAL SECURITIES]

     SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


     The following increases or decreases in this Global
Security have been made:

Date of   Amount        Amount        Principal   Signature
Exchange  of decrease   of increase   Amount [at  of authorized
          in Principal  in Principal  Maturity]   officer of
          Amount [at    Amount [at    of this     Trustee or
          Maturity] of  Maturity]     Global      Securities
          this Global   of this       Security    Custodian
          Security      Global        following
                        Security      such
                                      decrease or
                                      increase

             OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

                               [ ]

        If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:

$


Date:_______________   Your Signature:_______________________
                                      (Sign exactly as your name
                                      appears on the other side
                                      of Security)

Signature Guarantee:________________________________________
                    (Signature must be guaranteed by a
                    member firm of the New York Stock
                    Exchange or a commercial bank or
                    trust company)

                                                 EXHIBIT B

             [FORM OF FACE OF EXCHANGE SECURITY]

         [Global Securities Legend -- if applicable]

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL SECURITY SHALL BE
LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES
OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSORS NOMINEE
AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE
LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE
RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE
REVERSE HEREOF.

No.
                                                      $

     9-1/2% Senior Subordinated Notes Due April 15, 2007


               Rio Hotel & Casino, Inc., a Nevada
corporation, for value received, hereby promises to pay to
                        , or registered assigns, the
principal sum of        United States Dollars on
 .

           Interest Payment Dates: April 15 and October 15

           Record Dates: April 1 and October 1

               Additional provisions of this Security are set forth on the other side of this Security.


Dated:

                                RIO HOTEL & CASINO, INC.

                                by:____________________
                                   President

                                   ____________________
                                   Secretary

         TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

         IBJ SCHRODER BANK &
         TRUST COMPANY,

         as Trustee, certifies
[Seal]         that this is one of
              the Securities referred to in the Indenture.

by:__________________________________________
                    Authorized Signatory

        [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

     9-1/2% Senior Subordinated Notes Due April 15, 2007

1.   Interest

          Rio Hotel & Casino, Inc., a Nevada corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on April 15 and October 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 11, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.   Method of Payment

          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are concealed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.   Paying Agent and Registrar

          Initially, IBJ Schroder Bank & Trust Company, a New York corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture

          The Company issued the Securities under an Indenture dated as of February 11, 1997 ("Indenture"), between the Company, Rio Properties, Inc. (the "Guarantor") and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Securities are general unsecured obligations of the Company limited to $125,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The
Indenture imposes certain limitations on the Company, the Guarantor and the Restricted Subsidiaries, including the Incurrence of Indebtedness, pay dividends or make other distributions, make investments, repurchase subordinated obligations or capital stock, create certain liens (except, among others, liens securing Senior Indebtedness), enter into certain transactions with affiliates, sell assets of the Company or its subsidiaries, issue or sell subsidiary stock, create or permit to exist restrictions on distributions from subsidiaries, or enter into certain mergers and consolidations.

          The payment of principal and interest on the Securities is unconditionally guaranteed on a senior subordinated and unsecured basis by the Guarantor.

5.   Optional Redemption

          The Securities may not be redeemed prior to April
15, 2002. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

     if redeemed during the 12-month period beginning
April 15 of the years below.

     Year                   Percentage
     2002                   104.750%
     2003                   103.167%
     2004                   101.583%

     and thereafter at 100.000%.

6.   Mandatory Disposition or Redemption Pursuant to Gaming
Laws

          If a Holder or beneficial owner of a Security is required to be licensed, qualified or found suitable under applicable Gaming Laws and is not so licensed, qualified or found suitable, the Holder shall be obliged, at the request of the Company, to dispose of such Holder's Securities within 30 days after receipt of notice of failure to be found suitable or such earlier date prescribed by any Gaming Authority (in which event the Company's obligation to pay interest after the receipt of such notice shall be limited as provided in such Gaming Laws), and thereafter, the Company shall have the right to redeem, on the date fixed by the Company for the redemption of such Securities, such Holder's Securities at a redemption price equal to the lower of (i) the price at which such Holder or beneficial owner acquired the securities without accrued interest, if any (unless the payment of such interest is permitted by the applicable Gaming Authority), (ii) the Current Market Price of the Securities on such redemption date and (iii) the principal amount of such securities without accrued interest, if any (unless the payment of such interest is permitted by the applicable Gaming Authority). The Company is not required to pay or reimburse any Holder or beneficial owner of a Security for the costs of licensure or investigation for such licensure, qualification or finding of suitability. Any Holder or beneficial owner of a Security required to be licensed, qualified or found suitable under Gaming Laws must pay all investigative fees and costs of the Gaming Authorities in connection with such qualification or application therefor.

7.   Notice of Redemption

          Notice of Redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.   Put Provisions

          Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record in the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

9.   Subordination

          The Securities are subordinated to Senior
Indebtedness, as defined in the Indenture and the Rio
Guarantee is subordinated to Senior Indebtedness of the Guarantor, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness or Senior
Indebtedness of the Guarantor must be paid before the Securities may be paid. The Company and the Guarantor agree, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorized the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.  Denominations; Transfer; Exchange

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorse ments or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.  Persons Deemed Owners

          The registered Holder of this Security may be treated as the owner of it for all purposes.

12.  Unclaimed Money

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.  Discharge and Defeasance

          Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.  Amendment, Waiver

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.

15.  Defaults and Remedies

          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or 6 of the Securities, upon acceleration or other wise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10 million and continues for 10 days after the required notice to the Company; (v) certain events of bankruptcy or insolvency with respect to the Company and any Restricted Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $10 million or (vii) the revocation, termination or suspension of any Gaming License of the Company or any of its Restricted Subsidiaries subject to certain conditions. If an Event of Default (other than an Event of Default specified in (v) above) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may, by notice to the Company, declare the principal amount of and accrued interest on the Securities to be due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may with hold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.  Trustee Dealings with the Company

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may other wise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others

          A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  Authentication

          This Security shall not be valid until an author ized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

20.  CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

          Attention of

          ________________________________________________

                       ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint
agent to transfer this Security on the books of the Company.
The agent may substitute another to act for him.

__________________________________________________________

Date:_______________  Your Signature:______________________


___________________________________________________________
Sign exactly as your name appears on the other side of this Security.

            [TO BE ATTACHED TO GLOBAL SECURITIES]

     SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The following increases or decreases in this Global Security have been made:


Date      Amount of    Amount of     Principal     Signature
of        decrease     increase      Amount [at    of authorized
Exchange  in Principal in Principal  Maturity]     officer of
          Amount [at   Amount [at    of this       Trustee or
          Maturity]    Maturity]     Global        Securities
          of this      of this       Security      Custodian
          Global       Global        following
          Security     Security      such decrease
                                     or increase

             OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

                         [ ]


          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:
$

Date: _______________   Your Signature:_____________________
                                       (Sign exactly as your
                                       name appears on the other
                                       side of the Security)

Signature Guarantee:________________________________________
                    (Signature must be guaranteed by a
                    member firm of the New York Stock
                    Exchange or a commercial bank or trust
                    company)

                                                   EXHIBIT C

                FORM OF TRANSFER CERTIFICATE
             FOR TRANSFER FROM RESTRICTED GLOBAL
               SECURITY OR RESTRICTED SECURITY
               TO REGULATION S GLOBAL SECURITY
         (Transfers pursuant to Section 2.06(a)(ii)
                    or (v)  of the Indenture)


IBJ Schroder Bank & Trust Company
One State Street
New York, NY 10004

          Re:  Rio Hotel & Casino, Inc. 9-1/2% Senior
               Subordinated Notes
               Due 2007 (the "Securities")

          Reference is hereby made to the Indenture dated as of February 11, 1997 (the "Indenture") between Rio Hotel & Casino, Inc., as Issuer, Rio Properties, Inc. as Guarantor, and IBJ Schroder Bank & Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This letter relates to U.S. $125 million aggregate principal amount of Securities which are held [in the form
of the Restricted Global Security (CUSIP No.             )
with the Depositary)] 1/ in the name of [name of transferor] (the "Transferor") to effect the transfer of the Securities in exchange for an equivalent beneficial interest in the Regulation S Global Security.

          In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Securities and (i) with respect to transfers made in reliance on Regulation S, does certify that:

          (1) the offer of the Securities was not made to a person in the United States;

          (2)  the transaction was executed in, on or
     through the facilities of a designated offshore securities market and neither the Transferor nor any

___________________
1/ Insert, if appropriate.

     person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933 (the "Securities
     Act");

(ii) with respect to transfers made in reliance on Rule 144 certify that the Securities are being transferred in a transaction permitted by Rule 144 under the Securities Act;
and (ii) with respect to transfers made in reliance on Rule
144A, that such Securities are being transferred in accordance with Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

          In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(2) or
(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1), as the case may be.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                         [Name of Transferor]

                             by__________________________
                               Name:
                               Title:

Date:

cc:  Rio Hotel & Casino, Inc.
     3700 West Flamingo Road
     Las Vegas, NV 89103

                                                   EXHIBIT D

          FORM OF TRANSFER CERTIFICATE FOR TRANSFER
       FROM REGULATION S GLOBAL SECURITY OR RESTRICTED
           SECURITY TO RESTRICTED GLOBAL SECURITY
        (Transfers pursuant to Section 2.06(a)(iii)
                   or (v) of the Indenture)


IBJ Schroder Bank and Trust Company
One State Street
New York, NY 10004

          Re:  Rio Hotel & Casino, Inc.
               9-1/2% Senior Subordinated Notes Due 2007
                (the "Securities")


          Reference is hereby made to the Indenture dated as of February 11, 1997 (the "Indenture") between Rio Hotel & Casino, Inc., as Issuer, Rio Properties, Inc., as Guarantor, and IBJ Schroder Bank & Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This letter relates to U.S. $125 million aggregate principal amount of Securities which are held [in the form of the Regulation S Global Security with the Depositary
(CUSIP No.            ]1/ in the name of [name of
transferor] (the "Transferor") to effect the transfer of the Securities in exchange for an equivalent beneficial interest in the Restricted Global Security.

          In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such Securities are being transferred in accordance with (i) the transfer restrictions set forth in the Securities and
(ii) Rule 144A under the United States Securities Act of 1933 to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in
______________________
1/ Insert, if appropriate.

a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

                         [Name of Transferor],

                             by______________________________
                                Name:
                                Title:


Dated:

cc:  Rio Hotel & Casino, Inc.
     3700 West Flamingo Road
     Las Vegas, NV 89103

                                                   EXHIBIT E

          FORM OF TRANSFER CERTIFICATE FOR TRANSFER
             FROM GLOBAL SECURITY OR RESTRICTED
               SECURITY TO RESTRICTED SECURITY
            (Transfers pursuant to Section 2.06(a)(iv)
             or Section 2.06(a)(vi) of the Indenture)


IBJ Schroder Bank and Trust Company
One State Street
New York, NY 10004

          Re:  Rio Hotel & Casino, Inc.
               9-1/2% Senior Subordinated Notes Due 2007
               (the "Securities")


          Reference is hereby made to the Indenture dated as of February 11, 1997 (the "Indenture") between Rio Hotel & Casino, Inc., as Issuer, Rio Properties, Inc., as Guarantor, IBJ Schroder Bank & Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This letter relates to U.S. $125 million aggregate principal amount of Securities which are held [in the form
of the [Restricted] [Global] Security (CUSIP No.           )
with the Depositary]1/ in the name of [name of transferor] (the "Transferor") to effect the transfer of the Securities.

          In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such Securities are being transferred in accordance with (i) the transfer restrictions set forth in the Securities and
(ii) to a transferee that the Transferor reasonably believes is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2). (3) or (7) of Regulation D under the Securities Act of 1933) and is acquiring at least $100,000 principal amount of Securities for its own account or for one or more accounts as to which the transferee exercises sole investment

______________________
1/ Insert, if appropriate.

discretion and (iii) in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

                         [Name of Transferor],

                            by_____________________________
                              Name:
                              Title:


Dated:

cc:  Rio Hotel & Casino, Inc.
     3700 West Flamingo Road
     Las Vegas, NV 89103

                                                   EXHIBIT F

     FORM OF ACCREDITED INVESTOR TRANSFEREE CERTIFICATE
         (Transfers pursuant to Section 2.06(a)(iv)
                      and Section 2.06(a)(vi)


IBJ Schroder Bank and Trust Company
One State Street
New York, NY 10004

          Re:  Rio Hotel & Casino, Inc. 9-1/2% Senior
               Subordinated Notes
               Due 2007 (the "Securities")

          Reference is hereby made to the Indenture dated as of February 11, 1997 (the "Indenture") between Rio Hotel & Casino, Inc., as Issuer, Rio Properties, Inc., as Guarantor, and IBJ Schroder Bank & Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This letter relates to U.S. $125 million aggregate principal amount of Securities which are held [in the form of the [Restricted/Regulation S] Global Security (CUSIP No.
           ) with the Depositary]1/ in the name of [name of transferor] (the "Transferor") to effect the transfer of the Securities to the undersigned.

          In connection with such request, and in respect of such Securities, we confirm that:

          1. We understand that the Securities have not been and will not be registered under the U.S.
     Securities Act of 1933 (the "Securities Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act.

          2. We are a corporation, partnership or other entity having such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and we are (or any account for which we are purchasing under paragraph 4 below is) an institutional accredited investor as defined in Rule 501(a)(1), (2),
     (3) or (7) under the Securities Act, able to bear the economic risk of our or its investment and can afford the complete loss of such investment.
______________________
1/ Insert and modify, if appropriate.

          3. We are acquiring the Securities for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Securities, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

          4. We are, and each account (if any) for which we are purchasing Securities is, purchasing Securities having an aggregate principal amount of not less than $100,000.

          5. We understand that (a) the Securities will be delivered to us in registered form only and that the certificate delivered to us in respect of the Securities will bear a legend substantially to the following effect:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (a) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
     ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR
     (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144a UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING AT LEAST $100,000 PRINCIPAL AMOUNT OF THE SECURITIES THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT,

     (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR
     (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITIES, THE HOLDER MUST CHECK THE APPROPRIATE AS
     SET FORTH ON THE REVISE HEREOF RELATING TO THE MANNER
     TO SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN
     INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST,
     PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OR THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS
     USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO
     THEM BY REGULATION S UNDER THE SECURITIES ACT

     and (b) such certificates will be reissued without the foregoing legend only in accordance with the terms of the Indenture.

          6. We agree that in the event that at some future time we wish to dispose of any of the Securities, we will not do so unless:

                    (a)  the Securities are sold to the
          Company or any Subsidiary thereof;

                    (b)  the Securities are sold to a
          qualified institutional buyer in compliance with Rule 144A under the Securities Act;

                    (c)  the Securities are sold to an
          institutional accredited investor, as defined in Rule 501(a)(1), (2), (3) or (7) under the
          Securities Act, acquiring at least $100,000 aggregate principal amount of the Securities that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from such Trustee);

                    (d)  the Securities are sold outside the
          United States in compliance with Rule 903 or Rule
          904 under the Securities Act;

                    (e)  the Securities are sold by us
          pursuant to Rule 144 under the Securities Act; or

                    (f)  the Securities are sold pursuant to
          an effective registration statement under the Securities Act.


                              Very truly yours,

                              [PURCHASER]

                              By: ______________________
                                   Name:
                                   Title:


Dated:

cc:  Rio Hotel & Casino, Inc.
     3700 West Flamingo Road
     Las Vegas, NV 89103